Exhibit 21.1

Subsidiaries of the Registrant

Edgio Networks Canada, Inc.(Réseaux Edgio Canada Inc.) incorporated in Canada
Edgio do Brasil Ltda incorporated in Brazil
Edgio France SARL incorporated in France
Edgio Germany GmbH incorporated in Germany
Edgio Hong Kong Limited incorporated in Hong Kong
Edgio Solutions India Private Limited incorporated in India
Limelight Networks International, Inc. incorporated in Delaware
Edgio Italia S.r.l. incorporated in Italy
Edgio Japan, Ltd. incorporated in Japan
Edgio Korea Ltd. incorporated in Korea
Edgio Netherlands B.V. incorporated in Netherlands
Edgio Singapore PTE LTD. incorporated in Singapore
Edgio UK Limited incorporated in the United Kingdom
Edgio Ukraine, LLC incorporated in Ukraine
Limelight Networks VPS, Inc. incorporated in Delaware
Edgio, Inc. incorporated in Delaware
Limelight Web Technologies (IL) Ltd. incorporated in Israel
Mojo Merger Sub, LLC incorporated in California
Limelight MidCo, Inc. incorporated in Delaware
Limelight AcquisitionCo, Inc. incorporated in Delaware
Edgecast, Inc. incorporated in California
Edgecast Taiwan Limited incorporated in Taiwan
Edgecast Canada ULC incorporated in Canada
Edgecast Services Limited (UK) incorporated in the United Kingdom
Edgecast Limited (UK) incorporated in the United Kingdom